Exhibit 99.1

DarkPulse, Inc. Teams with K9s For Warriors to Help U.S. Veterans Suffering From PTSD

NEW YORK, New York – October 19, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has teamed with K9s For Warriors and has pledged 100% of all merchandise sales from both their online store and their first annual shareholder’s event slated for November 16th and 17th, 2021 at The Paris Hotel in Las Vegas, NV.

Determined to end veteran suicide, K9s For Warriors is the nation’s largest provider of trained Service Dogs to military veterans suffering from PTSD, traumatic brain injury and/or military sexual trauma. With most dogs coming from high-kill rescue shelters, this innovative program allows the K9/Warrior team to build an unwavering bond that facilitates their collective healing and recovery. This treatment method is backed by scientific research (from Purdue University’s OHAIRE Lab) demonstrating Service Dogs’ ability to help mitigate their veteran’s symptoms of PTSD while simultaneously restoring their confidence and independence. Founded in 2011 as a 501(c)(3) nonprofit organization, K9s For Warriors remains committed to bringing widespread awareness to veterans’ mental health and contributing to policy-level reform. The organization’s three primary business operation facilities include: K9s For Warriors National Headquarters (Ponte Vedra, FL) Gold Family Campus (Alachua, FL) and Petco Love K9 Center (San Antonio, Texas).

“It is my great honor to announce that DarkPulse will support K9s For Warriors by donating 100% of the proceeds from our online merchandise sales as well as all sales from our First Annual Las Vegas Shareholder’s event scheduled for November 16th and 17th at The Paris Hotel in Las Vegas,” said, Dennis O’Leary Chairman and CEO of DarkPulse. “All too often those who sacrificed the most are forgotten for their service. My hope is to raise awareness while supporting a great organization and more importantly a great cause.”

About K9s For Warriors.

K9s For Warriors is ending veteran suicide and returning our Warriors to a life of dignity and independence. We rescue and train shelter dogs to be paired as Service Dogs for Warriors with service-connected post-traumatic stress, traumatic brain injury, and/or military sexual trauma.

For more information, visit www.k9sforwarriors.org

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

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Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

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